Exhibit 99.1

Contact:	Michael G. Webb
Chief Financial Officer
(901) 367-0888 Ext. 1226
BACK YARD BURGERS AGREES TO BE ACQUIRED BY
PRIVATE EQUITY GROUP
BACK YARD BURGERS’ STOCKHOLDERS TO RECEIVE $6.50 CASH PER SHARE
MEMPHIS, Tennessee (June 11, 2007) — Back Yard Burgers, Inc. (NASDAQ:BYBI) announced today that it has entered into a definitive merger agreement with BBAC, LLC and its wholly-owned subsidiary, BBAC Merger Sub, Inc. BBAC, LLC is an investment partnership managed by Cherokee Advisors LLC, an Atlanta-based firm, and its principal investors include Reid M. Zeising of Cherokee Advisors, Pharos Capital Group, LLC, based in Nashville, Tennessee and C. Stephen Lynn, former Chairman and CEO of Shoney’s, Inc. and Sonic Corp. Under the terms of the merger agreement, the holders of Back Yard Burgers common stock and preferred stock will be entitled to receive $6.50 per share in cash, which represents a 29% premium above the closing price of $5.05 per share on June 8, 2007, the last trading day before this announcement. The total value of the transaction, including debt to be repaid by BBAC, is approximately $38 million.
Back Yard Burgers’ Board of Directors, based upon the recommendation of a special committee of independent, non-management directors who negotiated the merger agreement, has unanimously approved the merger agreement and has recommended that Back Yard Burgers’ stockholders vote in favor of the merger. Officers and directors owning approximately 26.74% of the outstanding capital stock have entered into voting agreements with BBAC to vote their Back Yard Burgers stock in favor of the transaction.
The closing of the transaction is subject to, among other things, the approval by the holders of a majority of the outstanding common stock and preferred stock of Back Yard Burgers, voting together as a single class, and to a financing contingency by BBAC. BBAC has received equity and debt financing commitments for the full amount of the merger consideration, subject to entering into definitive financing agreements and satisfaction of other customary closing conditions. The transaction is expected to be completed in the third quarter of 2007, dependant on the completion of SEC filings and the timing of the Back Yard Burgers stockholders meeting at which the merger will be voted upon, as well as other factors. Upon completion of the transaction, Back Yard Burgers will become a privately held company, and its common stock will no longer be publicly traded.
1657 North Shelby Oaks Drive, Suite 105 | Memphis, TN 38134 | Phone 901 367 0888 | Fax 901 367 0999 | www.backyardburgers.com | Nasdaq Symbol BYBI

Lattie Michael, Chairman and CEO of Back Yard Burgers, said, “We are very excited to be able to announce this agreement after many months of discussions with BBAC. We believe this transaction brings real value to our stockholders, franchisees, customers and employees. For our stockholders, the $6.50 share price is significantly higher than the market price of our shares over the past two years. For our franchisees, the management team of BBAC, headed by Steve Lynn, has a proven track record in the quick service restaurant industry for growing proprietary brands. The Back Yard Burgers brand is unique in our industry, and I am confident that under Steve’s leadership, the brand will be taken to a much higher level. The focus on our quality offerings will bring the Back Yard Burgers brand to many new customers who will come to appreciate our great-tasting food, as our existing customers already do.”
Steve Lynn, CEO of BBAC, said, “We are excited at the prospect of adding our team’s expertise to the wonderful chain that the Back Yard Burgers family has created since 1987.” Chairman of BBAC, Reid M. Zeising added, “Our acquisition of Back Yard Burgers will enable us to focus on extending a great legacy brand. Back Yard Burgers represents a rare combination of niche status in QSR along with a strong regional growth opportunity.”
Morgan Keegan and Company, Inc. acted as financial advisor to the Back Yard Burgers Board of Directors in connection with the transaction and provided a fairness opinion to the Board of Directors of Back Yard Burgers.
About Back Yard Burgers
Back Yard Burgers operates and franchises quick-service restaurants in 20 states, primarily in markets throughout the Southeast region of the United States. The restaurants specialize in charbroiled, freshly prepared, great-tasting food. As its name implies, Back Yard Burgers strives to offer the same high-quality ingredients and special care typified by outdoor grilling in the backyard. Its menu features made-to-order gourmet Black Angus hamburgers and chicken sandwiches - charbroiled over an open flame, fresh salads, chili and other specialty items, including hand-dipped milkshakes, fresh-made lemonade and fresh-baked cobblers.
About BBAC, LLC
BBAC, LLC is an Atlanta-based investment group and affiliate of Cherokee Advisors, LLC. BBAC’s board of managers representing 60 years of combined restaurant and retail experience is leading this effort: Reid M. Zeising, Managing Partner of Cherokee Advisors LLC, C. Stephen Lynn, former Chairman and CEO of Sonic Corporation and Shoney’s Inc., J. Michael McCarthy, former EVP and CFO of Waffle House, D. Robert Crants III, co-founder and managing partner of Pharos Capital Group, LLC, an investment advisory firm, and Dale E. Jones, managing partner, Heidrick & Struggles.
About the Transaction
In connection with the proposed merger, Back Yard Burgers will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE

STRONGLY ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Back Yard Burgers, Inc. at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free by directing such request to Back Yard Burgers, Inc., Investor Relations, 1657 N. Shelby Oaks Drive, Memphis, Tennessee 38134, telephone: (901) 367-0888 or on the investor relations page of Back Yard Burgers’ website at http://www.backyardburgers.com.
Back Yard Burgers and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information regarding the interests of Back Yard Burgers’ participants in the solicitation will be included in the proxy statement relating to the proposed merger when it becomes available.
Forward-looking Statements
Certain statements contained in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Back Yard Burgers intends these forward-looking statements to be covered by the safe harbor provisions established by the Private Securities Litigation Reform Act of 1995. This press release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements regarding expectations as to the completion of the merger and the other transactions contemplated by the merger agreement. Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of Back Yard Burgers may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors, as well as other factors described from time to time in our reports filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein): the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement with BBAC, LLC and BBAC Merger Sub, Inc.; the outcome of any legal proceedings that may be instituted against the Company related to the merger agreement; the inability to complete the merger due to the failure to obtain stockholder approval for the merger or the failure to satisfy other conditions to completion of the merger, including the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the merger agreement; risks that the proposed transaction disrupts current plans and operations; the potential difficulties in employee retention as a result of the merger; and the impact of the indebtedness to be incurred to finance the consummation of the merger.

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Back Yard Burgers, Inc. disclaims any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date stated, or if no date is stated, as of the date of this press release.
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